Exhibit 99.1

Stereotaxis Reports 2024 First Quarter Financial Results

ST. LOUIS, May 13, 2024 (GLOBE NEWSWIRE) – Stereotaxis (NYSE: STXS), a pioneer and global leader in surgical robotics for minimally invasive endovascular intervention, today reported financial results for the first quarter ended March 31, 2024.

“Stereotaxis is driving continued commercial, technological, and strategic progress,” said David Fischel, Chairman and CEO. “We are pleased to report revenue growth in the first quarter and an increase in system backlog with two Genesis systems orders since our last call. Our innovation strategy remains key to driving substantial commercial success, and we are making robust progress on multiple fronts in line with previous timelines. The acquisition of APT, as detailed in a separate press release, provides us valuable commercial synergies and strengthens us strategically.”

“Regulatory submissions for the MAGiC catheter were made in both Europe and the United States during the first quarter. We appreciate the responsiveness and collaborative nature of both regulatory bodies, having had substantive interaction with both since the submissions. Formal testing of our smaller highly-accessible robot is advancing well, with the majority of tests successfully completed. Regulatory submissions for the robot are expected during the second quarter, and European regulatory clearance is anticipated mid-year followed by FDA clearance in the second half of the year. We also expect commercial launches later this year of a guidewire that expands our technology into new indications, a comprehensive product ecosystem in China, and a digital surgery solution enabling broad operating room connectivity.”

“We are continuing to advance our technology and strategy in a financially prudent fashion. We retain a strong balance sheet which allows us to bring our transformative product ecosystem to market, fund its commercialization, and reach profitability. We have multiple shots on goal for breakout growth in 2025 and beyond.”

2024 First Quarter Financial Results

Revenue for the first quarter of 2024 totaled $6.9 million, growth of 5% from $6.5 million in the prior year first quarter. System revenue for the first quarter was $2.6 million and recurring revenue was $4.3 million, compared to $1.8 million and $4.7 million in the prior year first quarter, respectively.

Gross margin for the first quarter of 2024 was 58% of revenue. Recurring revenue gross margin was 76% and system gross margin was 27%. Operating expenses in the first quarter of $8.7 million include $2.6 million in non-cash stock compensation expense. Excluding non-cash stock compensation expense, adjusted operating expenses in the quarter were $6.1 million, compared to $6.9 million for adjusted operating expenses in the prior year first quarter.

Operating loss and net loss for the first quarter of 2024 were ($4.7) million and ($4.5) million, respectively, compared to ($5.6) million and ($5.3) million in the previous year. Adjusted operating loss and adjusted net loss for the quarter, excluding non-cash stock compensation expense, were ($2.2) million and ($1.9) million, respectively, compared with ($3.0) million and ($2.7) million in the previous year. Negative free cash flow for the first quarter was ($2.3) million.

Cash Balance and Liquidity

At March 31, 2024, Stereotaxis had cash and cash equivalents, including restricted cash, of $18.2 million and no debt.

Forward Looking Expectations

Stereotaxis maintains its expectation of double-digit revenue growth for the full year 2024 driven by revenue recognition of system backlog and new system orders, and not incorporating contribution of revenue from APT.

First quarter cash utilization is typically higher than subsequent quarters. Stereotaxis anticipates a lower rate of cash utilization, even incorporating the expenses associated with acquiring, integrating and operating APT. Stereotaxis’ balance sheet allows it to advance its transformative product ecosystem to market, fund its commercialization, and reach profitability without the need for additional financing.

Conference Call and Webcast

Stereotaxis will host a conference call and webcast today, May 13, 2024, at 4:30 p.m. Eastern Time. To access the conference call, dial 1-800-715-9871 (US and Canada) or 1-646-307-1963 (International) and give the participant pass code 7212885. To access the live and replay webcast, please visit the investor relations section of the Stereotaxis website at www.Stereotaxis.com.

About Stereotaxis

Stereotaxis (NYSE: STXS) is a pioneer and global leader in innovative surgical robotics for minimally invasive endovascular intervention. Its mission is the discovery, development and delivery of robotic systems, instruments, and information solutions for the interventional laboratory. These innovations help physicians provide unsurpassed patient care with robotic precision and safety, expand access to minimally invasive therapy, and enhance the productivity, connectivity, and intelligence in the operating room. Stereotaxis technology has been used to treat over 100,000 patients across the United States, Europe, Asia, and elsewhere. For more information, please visit www.Stereotaxis.com.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to manage expenses at sustainable levels, acceptance of the Company’s products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase its technology, competitive factors, changes resulting from healthcare policy, dependence upon third-party vendors, timing of regulatory approvals, the impact of pandemics or other disasters, risks related to the completion, integration and ongoing operations relating to the proposed acquisition of APT set forth in our concurrent press release announcing the APT transaction, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. There can be no assurance that the Company will recognize revenue related to its purchase orders and other commitments because some of these purchase orders and other commitments are subject to contingencies that are outside of the Company’s control and may be revised, modified, delayed, or canceled.

Company Contacts:

David L. Fischel

Chairman and Chief Executive Officer

Kimberly R. Peery

Chief Financial Officer

314-678-6100

Investors@Stereotaxis.com

STEREOTAXIS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)	Three Months Ended March 31,
	2024	2023

Revenue:
Systems	$2,612	$1,821
Disposables, service and accessories	4,268	4,727
Total revenue	6,880	6,548

Cost of revenue:
Systems	1,900	1,697
Disposables, service and accessories	1,014	975
Total cost of revenue	2,914	2,672

Gross margin	3,966	3,876

Operating expenses:
Research and development	2,243	2,746
Sales and marketing	3,003	3,148
General and administrative	3,466	3,601
Total operating expenses	8,712	9,495
Operating loss	(4,746)	(5,619)

Interest income, net	239	272
Net loss	$(4,507)	$(5,347)
Cumulative dividend on convertible preferred stock	(331)	(331)
Net loss attributable to common stockholders	$(4,838)	$(5,678)

Net loss per share attributed to common stockholders:
Basic	$(0.06)	$(0.07)
Diluted	$(0.06)	$(0.07)

Weighted average number of common shares and equivalents:
Basic	83,476,498	76,500,965

Diluted	83,476,498	76,500,965

STEREOTAXIS, INC.

BALANCE SHEETS

(in thousands, except share amounts)	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,633	$19,818
Restricted cash - current	525	525
Accounts receivable, net of allowance of $609 and $672 at 2024 and 2023, respectively	3,953	3,822
Inventories, net	8,252	8,426
Prepaid expenses and other current assets	845	676
Total current assets	31,208	33,267
Property and equipment, net	3,164	3,304
Restricted cash	88	219
Operating lease right-of-use assets	4,876	4,982
Prepaid and other non-current assets	116	137
Total assets	$39,452	$41,909

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,307	$3,190
Accrued liabilities	3,164	2,972
Deferred revenue	5,938	6,657
Current portion of operating lease liabilities	443	428
Total current liabilities	12,852	13,247
Long-term deferred revenue	1,581	1,637
Operating lease liabilities	4,945	5,062
Other liabilities	43	43
Total liabilities	19,421	19,989

Series A - Convertible preferred stock:
Convertible preferred stock, Series A, par value $0.001; 21,908 and 22,358 shares outstanding at 2024 and 2023, respectively	5,464	5,577
Stockholders’ equity:
Common stock, par value $0.001; 300,000,000 shares authorized, 82,132,777 and 80,949,697 shares issued at 2024 and 2023, respectively	82	81
Additional paid-in capital	556,878	554,148
Treasury stock, 4,015 shares at 2024 and 2023	(206)	(206)
Accumulated deficit	(542,187)	(537,680)
Total stockholders’ equity	14,567	16,343
Total liabilities and stockholders’ equity	$39,452	$41,909